UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

ARIZONA                               86-0220694
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(State of Incorporation)                (I.R.S. Employer ID No.)

15575 N. 83rd Way, Suite 3, Scottsdale, Arizona 85260
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(Address of Principal Offices)

Alanco Technologies, Inc.
2011 Stock Incentive Plan
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(Full Title of the Plan)

John A. Carlson
Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, AZ 85260
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(Name and address of Agent for Service)

(480) 607-1010
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(Telephone number, including area code of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer  □
Accelerated filer  □
Non-accelerated filer  □  (Do not check if a smaller reporting company)
Smaller reporting company  ☑
CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	750,000	$1.00 (1)	$750,000	$116.10

(1) Estimated price in accordance with Rule 457(h) and Rule 457(c) and based upon the average of the high and low prices for the Company's Class A Common Stock as of June 20, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                      Plan Information.

The documents containing the information related to the Alanco Technologies, Inc. 2011 Stock Incentive Plan which are being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.                      Registrant Information and Employee Plan Annual Information.

As required by this Item, the Registrant shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act.  The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed on October 7, 2010.

(b)	Form 8-K filed on October 15, 2010.

(c)	Form 8-K filed on October 20, 2010.

(d)	Form 8-K filed on November 9, 2010.

(e)	The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed on November 22, 2010.

(f)	Form 8-K filed on December 21, 2010.

(g)	Form 8-K filed on December 30, 2010.

(h)	The Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 2010 filed on February 18, 2011.

(i)	Form 8-K filed on February 28, 2011.

(j)	Form 8-K filed on March 1, 2011.

(k)	Form 8-K filed on May 12, 2011.

(l)	The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed on May 16, 2011.

(m)	Form 8-K filed on May 18, 2011.

(n)	Form 8-K filed on May 20, 2011.

(o)
The description of our Class A common stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

(p)
All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the Exchange Act) since the end of the fiscal year covered by the annual report referred to in (a) above.

Item 4.                      Description of Securities:  Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

The Registrant’s Counsel, Steven P. Oman, who is issuing an opinion on the validity of the securities being registered herein, is a former Director of the Registrant.

Item 6.                      Indemnification of Officers and Directors.

The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Arizona provide for indemnification of directors and officers of the Registrant who are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.                      Exemption from Registration Claimed:  Not applicable.

Item 8.                      Exhibits.
                        EXHIBIT INDEX

        Exhibit                                                                         Page or
       Number                                                 Description                          Method of Filing

          4.1                            Alanco Technologies, Inc.                                                                                          Attached as an Exhibit
                                           2011 Stock Incentive Plan

          5.1                            Opinion rendered by Steven P. Oman,  Attached as an Exhibit         Attached as an Exhibit
                                           counsel for the Registrant
                                           (including consent)

          23.1                           Consent of Semple, Marchal                                                                                             Attached as an Exhibit
                                            & Cooper, LLP

          23.2                          Consent of Counsel                                                                                                             See Exhibit 5.1

Item 9.                      Undertakings.

(a)         The undersigned Registrant hereby undertakes.

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arizing after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

To include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 21st day of June, 2011.

ALANCO TECHNOLOGIES, INC.

By: /s/ John A. Carlson
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   John A. Carlson, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

          NAME                                 TITLE                             DATE

/s/ Robert R. Kauffman             Chairman of the Board,                 6/21/11
--------------------------              Chief Executive Officer,             ----------
Robert R. Kauffman                      and Director

/s/ John A. Carlson                   Chief Financial Officer and      6/21/11
--------------------------                      Director                                                 ----------
John A. Carlson

/s/ James T. Hecker                   Director                                   6/21/11
--------------------------                                                    ----------
James T. Hecker

/s/ Harold S. Carpenter              Director                                  6/21/11
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Harold S. Carpenter

/s/ Thomas C. LaVoy                 Director                                  6/21/11
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Thomas C. LaVoy